As filed with the Securities and Exchange Commission on October 16, 2002.
Registration Statement No. 333-97129

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4 to

Form S-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Russell Corporation

*And the Subsidiary Guarantors listed below
(Exact name of registrant as specified in its charter)

Alabama	2253	63-0180720
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

755 Lee Street Alexander City, Alabama 35010	3330 Cumberland Boulevard Suite 800 Atlanta, Georgia 30339
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Floyd G. Hoffman, Esq.

Senior Vice President, General Counsel and Secretary
Russell Corporation
3330 Cumberland Boulevard
Suite 800
Atlanta, Georgia 30339
(678) 742-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Stacy J. Kanter, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, New York 10036
(212) 735-3000
(212) 735-2000 (facsimile)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is post-effective amendment is filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

The registrants hereby amend this registration statement on such date or date as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a) may determine.

TABLE OF ADDITIONAL REGISTRANTS

	State or Other	Primary Standard
	Jurisdiction of	Industrial
	Incorporation or	Classification Code	I.R.S. Employee
Name of Additional Registrant*	Formation	Number	Identification No.

Subsidiary Guarantors
Cross Creek Apparel, LLC	North Carolina	2253	58-1818230
Cross Creek Holdings, Inc.	Delaware	8741	51-0384408
DeSoto Mills, Inc.	Alabama	2250	63-0775512
Jerzees Apparel, LLC	Georgia	2253	58-2566625
Mossy Oak Apparel Company	Delaware	2253	64-0923568
RINTEL Properties, Inc.	Delaware	8741	51-0384406
Russell Apparel LLC	Alabama	2253	63-1215185
Russell Asset Management, Inc.	Delaware	8741	51-0384407
Russell Co-Op, LLC	Guam	7380	52-2332928
Russell Financial Services, Inc.	Delaware	8741	62-1752682
Russell Yarn LLC	Alabama	2200	52-2312264

*	Address and telephone number of principal executive offices are the same as Russell Corporation.

Part II

Information not required in prospectus

Item 20.      Indemnification of Directors and Officers

Russell Corporation and DeSoto Mills, Inc.

Russell Corporation and DeSoto Mills, Inc. are each Alabama corporations. As permitted by Sections 10-2B-8.50 through 10-2B-8.58 of the Alabama Business Corporation Act, Article VII of the bylaws of both Russell Corporation and DeSoto Mills, Inc. provides for indemnification of directors, officers and employees in certain instances. The provisions of Article VII of the bylaws of each of these corporations are substantially the same and provide as follows:

Article VII. Indemnification of Directors, Officers and Employees.

Section 7.1. The corporation shall indemnify any person who was or is party or is threatened to be made a party to any threatened, pending, or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such claim, action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any claim, action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 7.2. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed claim, action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 7.3. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 7.1 and 7.2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith, notwithstanding that he has not been successful on any other claim, issue or matter in any such action, suit or proceeding.

Section 7.4. Any indemnification under sections 7.1 and 7.2 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in sections 7.1 and 7.2. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to, or who have been wholly successful on the merits or otherwise with respect to, such claim, action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the shareholders.

Section 7.5. Expenses (including attorneys’ fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such claim, action, suit, or proceeding as authorized in the manner provided in section 7.4 upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if and to the extent that it shall be ultimately determined that he is not entitled to be indemnified by the corporation as authorized in this Article VII.

Section 7.6. The indemnification provided by this Article VII shall not be deemed exclusive of and shall be in addition to any other rights to which those indemnified may be entitled under any statute, rule of law, provisions of articles of incorporation, bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7.7. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article VII.

The indemnification provisions of Article VII of Russell Corporation’s and DeSoto Mills, Inc.’s bylaws are not exclusive and are in addition to any other rights to which the officers and directors may be entitled under any other statute, rule of law, agreement or otherwise. Russell Corporation and DeSoto Mills, Inc. also maintain directors’ and officers’ liability insurance insuring their directors and officers from certain liabilities and expenses.

Pursuant to Section 10-2B-2.02 of the Alabama Business Corporation Act, Article 10 of Russell Corporation’s restated articles of incorporation provides as follows:

A director of the corporation shall not be liable to the corporation or its shareholders for money damages for any action taken, or failure to take action, as a director, except for (i) the amount of a financial benefit received by such director to which such director is not entitled; (ii) an intentional infliction of harm by such director on the corporation or its shareholders; (iii) a violation of Section 10-2B-8.33 of the Code of Alabama of 1975 or any successor provision to such section; (iv) an intentional violation by such director of criminal law; or (v) a breach of such director’s duty of loyalty to the corporation or its shareholders. If the Alabama Business Corporation Act, or any successor statute thereto, is hereafter amended to authorize the further elimination or limitation of the liability of a director of a corporation, then the liability of a director of the corporation, in addition to the limitations on liability provided herein, shall be limited to the fullest extent permitted by the Alabama Business Corporation Act, as amended, or any successor statute thereto. The limitations on liability of directors of the corporation contained herein shall apply to liabilities arising out of acts or omissions occurring subsequent to the adoption of this Article 10 and, except to the extent prohibited by law, to liabilities arising out of acts or omissions occurring prior to the adoption of this Article 10. Any repeal or modification of this Article 10 by the shareholders of the corporation shall be prospective only and shall not adversely affect any limitation on the liability of a director of the corporation existing at the time of such repeal or modification.

Russell Apparel LLC and Russell Yarn LLC

Russell Apparel LLC and Russell Yarn LLC are each Alabama limited liability companies. Section 10-12-4 of the Alabama Limited Liability Company Act (the “ALLCA”) provides that, subject to such standards and restrictions, if any, as are set forth in its operating agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other persons from and against any and all claims and demands, except in relation to matters as to which the member or manager or other person is determined in the action, suit, or proceeding to be liable for negligence or misconduct in the performance of a duty.

The ALLCA does not require an Alabama LLC to have an operating agreement, and as such, Russell Yarn LLC does not have one. Section 6.3 of the operating agreement of Russell Apparel LLC provides, that Russell Apparel LLC shall indemnify the members for all costs, losses, liabilities and damages paid by the members in connection with Russell Apparel LLC’s business, to the fullest extent provided or allowed by Alabama law.

Jerzees Apparel, LLC

Jerzees Apparel, LLC is a Georgia limited liability company. Under Section 14-11-306 of the Georgia Limited Liability Company Act, Jerzees Apparel, LLC, may, subject to such standards and restrictions, if any, in the articles of organization or written operating agreement, and is empowered to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever arising in connection with Jerzees Apparel, LLC, except the liability of a member or manager shall not be eliminated or limited for intentional misconduct or a knowing violation of law or for any transaction for which the person received a personal benefit in violation or breach of any provisions of the written operating agreement of Jerzees Apparel, LLC. The operating agreement of Jerzees Apparel, LLC provides that Jerzees Apparel, LLC will indemnify its member for costs, losses, liabilities and damages paid by the member in connection with Jerzees Apparel, LLC’s business, to the fullest extent provided or allowed by Georgia law. Article 6 of the articles of organization of Jerzees Apparel, LLC provides that subject to the provisions of a written operating agreement, Jerzees Apparel, LLC will indemnify and hold harmless any member or manager from and against all claims and demands whatsoever arising in connection with Jerzees Apparel, LLC, except that the liability of a member or manager shall not be eliminated or limited for intentional misconduct or a knowing violation of law or for any transaction for which the person received a personal benefit in violation or breach of any provisions of the written operating agreement of Jerzees Apparel, LLC.

Cross Creek Apparel, LLC

Cross Creek Apparel, LLC is a North Carolina limited liability company. Sections 57C-3-31 and 57C-3-32 of the North Carolina Limited Liability Company Act provide that a North Carolina limited liability company must, unless otherwise provided in the articles of organization or a written operating agreement, indemnify every manager, director and executive, in respect of payments made and personal liabilities reasonably incurred by the manager, director and executive in the authorized conduct of its business or for the preservation of its business or property. In addition, unless limited by its articles of organization, a North Carolina limited liability company must indemnify a member, manager, director or executive, who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a member, manager, director or executive of the limited liability company against reasonable expenses incurred in connection with the proceeding. The articles of organization or written operating agreement may eliminate or limit the personal liability of a manager for monetary damages for breach of duty (other than liability for a wrongful distribution) and may provide for indemnification of a member, manager, director or executive, for judgments, settlements, penalties, fines or expenses incurred in a proceeding to which the member, manager, director or executive is a party because of his status as a manager or member. However, a North Carolina limited liability company may not limit, eliminate or indemnify against the liability of a manager for acts or omissions that the manager knew were clearly in conflict with the interests of the limited liability company or any transaction from which the manager derived an improper personal benefit. A limited liability company may purchase and maintain insurance on behalf of a manager, director, executive, officer, employee or agent of the limited liability company against liability asserted against or incurred by the person in that capacity or arising from the person’s status as a manager, director, executive officer, employee or agent.

Article III of the operating agreement of Cross Creek Apparel, LLC provides that the company shall indemnify the managers (or their authorized delegates) in connection with their service as managers to the fullest extent permitted or required by the North Carolina Limited Liability Company Act, as amended from time to time, and the company may advance expenses incurred by the managers upon the approval of the sole member.

Pursuant to Section 57C-3-32 of the North Carolina Limited Liability Company Act, Section 7 the articles of organization of Cross Creek Apparel, LLC provide as follows:

Section 7. To the full extent from time to time permitted by law, no person who is serving or who has served as a manager of the limited liability company shall be personally liable in any action for monetary damages for breach of his or her duty as a manager, whether such action is brought by or in the right of the limited liability company or otherwise. Neither the amendment or repeal of this article, nor the adoption of any provision of these articles of organization inconsistent with this article, shall eliminate or reduce the protection afforded by this article to a manager of the limited liability company with respect to any matter which occurred, or any cause of action, suit or claim which but for this article would have accrued or risen, prior to such amendment, repeal or adoption.

Cross Creek Holdings, Inc., Mossy Oak Apparel Company, RINTEL Properties, Inc., Russell Asset Management, Inc., and Russell Financial Services, Inc.

Cross Creek Holdings, Inc., Mossy Oak Apparel Company, RINTEL Properties, Inc., Russell Asset Management, Inc., and Russell Financial Services, Inc. (together, the “Delaware Corporations”) are each Delaware corporations. Section 102(b)(7) of the General Corporation Law of the State of Delaware (“DGCL”) provides that a corporation may eliminate or limit the personal liability of directors to a corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit. Under Section 145 of the DGCL Law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonable believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or other such court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for or granted pursuant to Section 145 is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current, director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.

Pursuant to Section 102(b)(7) of the DGCL, Article Six of the amended certificate of incorporation of each of the Delaware Corporations provides, among other things, that no director shall be personally liable to that corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to that corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

Article VIII of the by-laws of each of the Delaware Corporations provides that each such corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of each such corporation) by reason of the fact that he is or was a director or officer of that Delaware Corporation, or is or was a director or officer of such Delaware Corporation serving at the request of such Delaware Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of that Delaware Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Article VIII also provides that each of the Delaware Corporations shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of such Delaware Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of that Delaware Corporation, or is or was a director or officer of such Delaware Corporation serving at the request of such Delaware Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred or suffered by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such Delaware Corporation.

Article VIII further provides that each of the Delaware Corporations may purchase and maintain insurance on behalf of any person who is or was a director or officer of each such corporation, or is or was a director or officer of each such corporation serving at the request of that Delaware Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not such Delaware Corporation would have the power or the obligation to indemnify him against such liability under the provisions of Article VIII of the By-Laws.

The directors and officers of each of the Delaware Corporations are insured (subject to certain exceptions and deductions) against liabilities which they may incur in their capacity as such, including liabilities under the Securities Act, under liability insurance policies carried by Federal Insurance Company, Zurich American Insurance Company, and Starr Excess International.

Russell Co-Op, LLC

Russell Co-Op, LLC is a limited liability company organized under the laws of the Territory of Guam. Section 15104 of the Guam Code Annotated (the “Guam Code”) provides that limited liability companies may indemnify a member or manager or any other person to the same extent as a corporation may indemnify any of the directors, officers, employees, or agents of the corporation against expenses actually and reasonably incurred by him or it in connection with the defense of any action, suit, or proceeding, whether civil or criminal, in which he or it is made a party. Section 15115 of the Guam Code further provides that except for a breach of a manager’s fiduciary duty to the company, the articles of organization or written operating agreement of a limited liability company may provide for indemnification of any person, including, without limitation, any manager, member, officer, employee, or agent of the limited liability company, against judgments, settlements, penalties, fines, or expenses of any kind incurred as a result of acting in that capacity. Section 15115 also provides that a limited liability company shall have power to purchase and maintain insurance on behalf of any manager, member, officer, employee, or agent of the limited liability company against any liability asserted against or incurred by the person in that capacity or arising out of the person’s status as a manager, member, officer, employee, or agent of the limited liability company.

Article 11 of the articles of organization of Russell Co-Op, LLC provides that Russell Co-Op, LLC will indemnify a member, or organizer, or any former member or organizer made a party to the proceeding because that person or entity is or was a member, or organizer of the company, against liability incurred in the proceeding if that person or entity (i) conducted him or itself in good faith, (ii) reasonably believed that his or its conduct was in or at least not opposed to the company’s best interests, and (iii) in the case of any criminal proceeding, he or it had no reasonable cause to believe that his or its conduct was unlawful.

Article 11 of the operating agreement for Russell Co-Op, LLC, referred to in the following as “the Company,” provides for indemnification of members, patrons, directors, officers, employees of agents of the company as follows:

11.1. The Company shall indemnify any member and may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Company) by reason of the fact that such person is or was a patron, director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses for which such person has not otherwise been reimbursed (including attorneys’ fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner which was reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the conduct in question was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which was reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding had reasonable cause to believe that the conduct in question was unlawful.

11.2. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a patron, director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses for which such person has not otherwise been reimbursed (including attorneys’ fees and amounts paid in settlement) actually and reasonably incurred by such person in connection with the defense or settlement of such suit or action if such person acted in good faith and in a manner which was reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person’s duty to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper.

11.3. To the extent that a patron, director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in this Article, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees), actually and reasonably incurred by such person in connection therewith.

11.4. Any indemnification under Paragraphs 11.1, 11.2, or 11.3 of this Article (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the patron, director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in this Article. Such determination shall be made by the disinterested members.

11.5. Expenses incurred by defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the members in the specific case upon receipt of an undertaking by or on behalf of the patron, director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company.

11.6. The indemnification provided in this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled.

Article 12 of the operating agreement provides that the Company shall have power to purchase and maintain insurance on behalf of any person or entity who is or was a member, patron, or agent of the Company or is or was serving at the request of the Company in any capacity of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against and incurred by such person or entity in any such capacity, or arising out of its status as such, whether or not the Company would have the power to indemnify such person or entity against such liability under the provisions of this article.

Item 21.      Exhibits and Financial Statement Schedules.

Exhibit		Page Number or
No.	Description	Incorporation by Reference to

3.1	Restated Articles of Incorporation.	Exhibit (3a) to Annual Report on Form 10-K for year ended December 29, 2001
3.2	Certificate of Adoption of Resolutions by Board of Directors of Russell Corporation dated October 25, 1989.	Exhibit 4.2 to Current Report on Form 8-K filed September 17, 1999
3.3	Bylaws.	Exhibit (3c) to Annual Report on Form 10-K for year ended December 29, 2001
4.1	Rights Agreement dated as of September 15, 1999 between the Company and SunTrust Bank, Atlanta, Georgia.	Exhibit 4.1 to Current Report on Form 8-K filed on September 17, 1999
4.2	Indenture, dated as of April 18, 2002, among Russell Corporation, the Guarantors party thereto, and Wachovia Bank, National Association, as trustee, relating to the 9.25% Senior Notes due 2010.	Exhibit 4.2 to Quarterly Report on Form 10-Q filed on May 15, 2002
4.3	Form of 9.25% Senior Exchange Note due 2010 (included in Exhibit 4.2).	Exhibit 4.2 to Quarterly Report on Form 10-Q filed on May 15, 2002
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Russell Corporation, Cross Creek Holdings, Inc., Mossy Oak Apparel Company, Russell Financial Services, Inc., Russell Asset Management Inc. and RINTEL Properties Inc.	Exhibit 5.1 to Registration Statement on Form S-4 filed with the Securities and Exchange Commission on July 26, 2002

Exhibit		Page Number or
No.	Description	Incorporation by Reference to

5.2	Opinion of Berman O’Connor Mann & Shklov, counsel to Russell Co-Op, LLC.	Exhibit 5.2 to Registration Statement on Form S-4 filed with the Securities and Exchange Commission on July 26, 2002
5.3	Opinion of Bradley Arant Rose & White LLP, special counsel to Russell Corporation, DeSoto Mills, Inc., Russell Apparel LLC and Russell Yarn, LLC.	Exhibit 5.3 to Amendment No. 2 to Registration Statement on Form S-4 filed with the Securities and Exchange Commission on October 4, 2002
5.4	Opinion of Alston & Bird LLP, special counsel to Jerzees Apparel, LLC.	Exhibit 5.4 to Amendment No. 2 to Registration Statement on Form S-4 filed with the Securities and Exchange Commission on October 4, 2002
5.5	Opinion of Womble Carlyle Sandridge & Rice, PLLC, counsel to Cross Creek Apparel, LLC.	Exhibit 5.5 to Amendment No. 2 to Registration Statement on Form S-4 filed with the Securities and Exchange Commission on October 4, 2002
5.6	Opinion of Floyd G. Hoffman, Esq., Senior Vice President, Corporate Development, General Counsel and Secretary of Russell Corporation.	Included herein
10.1	Fuel supply contract with Russell Lands, Incorporated dated May 21, 1975.	Exhibit 13(c) to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on June 9, 1976, File No. 002-56574
10.2	1987 Stock Option Plan.	Exhibit 1 to Registration Statement on Form S-8 filed with the Securities and Exchange Commission on October 11, 1988, File No. 033-24898
10.3	Russell Corporation 1997 Non-Employee Directors’ Stock Grant, Stock Option and Deferred Compensation Plan.	Exhibit (10f) to Annual on Form 10-K for year ended January 2, 1999
10.4	Amended and Restated Executive Incentive Plan.	Appendix B to Proxy Statement dated March 16, 2000
10.5	Russell Corporation Flexible Deferral Plan.	Exhibit 4(k) to Registration Statement on Form S-8 filed with the Securities and Exchange Commission on October 27, 1999, File No. 333-89765
10.6	First Amendment to the Russell Corporation Flexible Deferral Plan.	Exhibit (10f) to Annual Report on Form 10-K for year ended December 29, 2001
10.7	Russell Corporation 2000 Stock Option Plan.	Exhibit 4(k) to Registration Statement on Form S-8 filed with the Securities and Exchange Commission on February 11, 2000, File No. 333-30238

Exhibit		Page Number or
No.	Description	Incorporation by Reference to

10.8	Russell Corporation Employee Stock Purchase Plan.	Exhibit 4(k) to Registration Statement on Form S-8 filed with the Securities and Exchange Commission on February 9, 2001, File No. 333-55340
10.9	Amendment No. 1 to the Russell Corporation 2000 Employee Stock Purchase Plan.	Exhibit (10i) to Annual Report on Form 10-K for year ended December 29, 2001
10.10	Russell Corporation 2000 Non-Employee Directors’ Compensation Plan.	Exhibit 4(m) to Registration Statement No. 333-55340
10.11	Amended and Restated Employment Agreement dated April 1, 2001, by and between the Company and John F. Ward.	Exhibit (10m) to Annual Report on Form 10-K for year ended December 30, 2000
10.12	Amended and Restated Executive Deferred Compensation and Buyout Plan dated April 1, 2001, by and between the Company and John F. Ward.	Exhibit (10n) to Annual Report on Form 10-K for year ended December 30, 2000
10.13	Employment Agreement dated November 20, 1998 by and between the Company and Jonathan Letzler.	Exhibit (10n) to Annual Report on Form 10-K for year ended January 1, 2000
10.14	Change-of-Control Employment Agreement dated as of December 19, 2001 by and between the Company and Jonathan Letzler.	Exhibit (10n) to Annual Report on Form 10-K for year ended December 29, 2001
10.15	Russell Corporation Supplemental Executive Retirement Plan dated February 23, 2000.	Exhibit (10p) to Annual Report on Form 10-K for year ended December 30, 2000
10.16	Supply Agreement dated as of December 28, 2001 by and between the Company and Frontier Yarns, LLC.	Exhibit (10p) to Annual Report on Form 10-K for year ended December 29, 2001
10.17	Russell Corporation Supplemental Retirement Benefit Plan dated January 24, 1996, as amended through March 28, 2002.	Exhibit (10q) to Annual Report on Form 10-K for year ended December 29, 2001
10.18	Employment Agreement dated September 17, 1999 by and between Russell Corporation and Carol M. Mabe.	Exhibit (10r) to Annual Report on Form 10-K for year ended December 29, 2001
10.19	Employment Agreement dated August 16, 2000 by and between Russell Corporation and Robert D. Martin.	Exhibit (10s) to Annual Report on Form 10-K for year ended December 29, 2001

Exhibit		Page Number or
No.	Description	Incorporation by Reference to

10.20	Registration Rights Agreement dated April 18, 2002 by and among Russell Corporation, the subsidiary guarantors listed therein, J.P. Morgan Securities Inc., Fleet Securities, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, SunTrust Capital Markets, Inc. and First Union Securities, Inc.	Exhibit 4.3 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 15, 2002
10.21	Form of Change of Control Agreement with Robert D. Martin, Floyd G. Hoffman and Joseph R. Pinkston III.	Exhibit 10.1 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2002
10.22	Form of Change of Control Agreement with certain other management of the Company or its subsidiaries.	Exhibit 10.2 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2002
12.1	Statement regarding the computation of ratio of earnings to fixed charges for Russell Corporation.	Exhibit 12.1 to Amendment No. 1 to Registration Statement on Form S-4 filed with the Securities and Exchange Commission on September 13, 2002
21.1	Subsidiaries of Russell Corporation.	Exhibit 21.1 to Registration Statement on Form S-4 filed with the Securities and Exchange Commission on July 26, 2002
23.1	Consent of Ernst & Young LLP.	Exhibit 23.1 to Amendment No. 2 to Registration Statement on Form S-4 filed with the Securities and Exchange Commission on October 4, 2002
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP.	Included in Exhibit 5.1
23.3	Consent of Berman O’Connor Mann & Shklov.	Included in Exhibit 5.2
23.4	Consent of Bradley Arant Rose & White LLP.	Included in Exhibit 5.3
23.5	Consent of Alston & Bird LLP.	Included in Exhibit 5.4
23.6	Consent of Womble Carlyle Sandridge & Rice, PLLC.	Included in Exhibit 5.5
23.7	Consent of Floyd G. Hoffman, Esq.	Included in Exhibit 5.6
25.1	Statement of Eligibility and Qualification on Form T-1 of Wachovia Bank, National Association, as trustee under the Indenture for the 9.25% Senior Notes due 2010.	Exhibit 25.1 to Registration Statement on Form S-4 filed with the Securities and Exchange Commission on July 26, 2002
99.1	Form of Letter of Transmittal.	Exhibit 99.1 to Registration Statement on Form S-4 filed with the Securities and Exchange Commission on July 26, 2002

Exhibit		Page Number or
No.	Description	Incorporation by Reference to

99.2	Form of Notice of Guaranteed Delivery.	Exhibit 99.2 to Registration Statement on Form S-4 filed with the Securities and Exchange Commission on July 26, 2002
99.3	Form of Letter to Clients.	Exhibit 99.3 to Registration Statement on Form S-4 filed with the Securities and Exchange Commission on July 26, 2002
99.4	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.	Exhibit 99.4 to Registration Statement on Form S-4 filed with the Securities and Exchange Commission on July 26, 2002

Item 22.      Undertakings

The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference to the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrants hereby undertake (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (ii) to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Signatures

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, Georgia, on this 16 day of October, 2002.

RUSSELL CORPORATION

By:	/s/ FLOYD G. HOFFMAN

Name: Floyd G. Hoffman
Title: Senior Vice President, General
Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN F. WARD* John F. Ward	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	October 16, 2002

/s/ JONATHAN R. LETZLER* Jonathan R. Letzler	President and Chief Operating Officer	October 16, 2002

/s/ ROBERT D. MARTIN* Robert D. Martin	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	October 16, 2002

/s/ LARRY E. WORKMAN* Larry E. Workman	Controller	October 16, 2002

/s/ MARIETTA EDMUNDS ZAKAS Marietta Edmunds Zakas	Vice President and Treasurer	October 16, 2002

/s/ HERSCHEL M. BLOOM* Herschel M. Bloom	Director	October 16, 2002

/s/ RONALD G. BRUNO* Ronald G. Bruno	Director	October 16, 2002

/s/ TIM A. LEWIS* Tim A. Lewis	Director	October 16, 2002

/s/ C.V. NALLEY, III* C.V. Nalley, III	Director	October 16, 2002

Signature	Title	Date

/s/ MARGARET M. PORTER* Margaret M. Porter	Director	October 16, 2002

/s/ MARY JANE ROBERTSON* Mary Jane Robertson	Director	October 16, 2002

/s/ BENJAMIN RUSSELL* Benjamin Russell	Director	October 16, 2002

/s/ JOHN R. THOMAS* John R. Thomas	Director	October 16, 2002

/s/ JOHN A. WHITE* John A. White	Director	October 16, 2002

*/s/ CHRISTOPHER M. CHAMPION Christopher M. Champion Power-of-Attorney

Signatures

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, Georgia, on this 16 day of October, 2002.

CROSS CREEK APPAREL, LLC

By:	/s/ STEVE R. FOREHAND

Name: Steve R. Forehand
Title: Vice President and Manager

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ FLOYD G. HOFFMAN Floyd G. Hoffman	President (Principal Executive Officer)	October 16, 2002

/s/ STEVE R. FOREHAND* Steve R. Forehand	Vice President and Manager (Principal Financial Officer)	October 16, 2002

/s/ MARIETTA EDMUNDS ZAKAS Marietta Edmunds Zakas	Vice President (Principal Accounting Officer)	October 16, 2002

*/s/ FLOYD G. HOFFMAN Floyd G. Hoffman Power-of-Attorney

Signatures

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, Georgia, on this 16 day of October, 2002.

CROSS CREEK HOLDINGS, INC.

By:	/s/ FLOYD G. HOFFMAN

Name: Floyd G. Hoffman
Title: Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEVE R. FOREHAND* Steve R. Forehand	President and Secretary (Principal Executive Officer)	October 16, 2002

/s/ JOAN L. DOBRZYNSKI* Joan L. Dobrzynski	Treasurer and Assistant Secretary (Principal Financial and Accounting Officer)	October 16, 2002

/s/ JERRY RAKUNAS* Jerry Rakunas	Director	October 16, 2002

/s/ JEANNE MAYNARD* Jeanne Maynard	Director	October 16, 2002

/s/ MILDRED F. SMITH* Mildred F. Smith	Director	October 16, 2002

*/s/ CHRISTOPHER M. CHAMPION Christopher M. Champion Power-of-Attorney

Signatures

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, Georgia, on this 16 day of October, 2002.

DESOTO MILLS, INC.

By:	/s/ STEVE R. FOREHAND

Name: Steve R. Forehand
Title: Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ BOB KELLER* Bob Keller	President (Principal Executive Officer)	October 16, 2002

/s/ FLOYD G. HOFFMAN* Floyd G. Hoffman	Director	October 16, 2002

/s/ CHRISTOPHER M. CHAMPION Christopher M. Champion	Director	October 16, 2002

/s/ MARIETTA EDMUNDS ZAKAS Marietta Edmunds Zakas	Vice President (Principal Financial Officer)	October 16, 2002

/s/ STEVE FO Steve Fo	Vice President (Principal Accounting Officer)	October 16, 2002

*/s/ CHRISTOPHER M. CHAMPION Christopher M. Champion Power-of-Attorney

Signatures

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, Georgia, on this 16 day of October, 2002.

JERZEES APPAREL, LLC

By:	/s/ STEVE R. FOREHAND

Name: Steve R. Forehand
Title: Manager

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ FLOYD G. HOFFMAN* Floyd G. Hoffman	Manager (Principal Executive Officer)	October 16, 2002

/s/ CHRISTOPHER M. CHAMPION Christopher M. Champion	Manager	October 16, 2002

/s/ STEVE R. FOREHAND* Steve R. Forehand	Manager (Principal Accounting Officer)	October 16, 2002

/s/ MARIETTA EDMUNDS ZAKAS Marietta Edmunds Zakas	Manager (Principal Financial Officer)	October 16, 2002

*/s/ CHRISTOPHER M. CHAMPION Christopher M. Champion
Power-of-Attorney

Signatures

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, Georgia, on this 16th day of October, 2002.

MOSSY OAK APPAREL COMPANY

By:	/s/ STEVE R. FOREHAND

Name: Steve R. Forehand
Title: Vice President and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MARK K. TATE* Mark K. Tate	President (Principal Executive Officer)	October 16, 2002

/s/ CHRISTOPHER M. CHAMPION Christopher M. Champion	Secretary and Treasurer (Principal Financial Officer)	October 16, 2002

/s/ FLOYD G. HOFFMAN* Floyd G. Hoffman	Director	October 16, 2002

/s/ STEVE R. FOREHAND* Steve R. Forehand	Director (Principal Accounting Officer)	October 16, 2002

*/s/ CHRISTOPHER M. CHAMPION Christopher M. Champion
Power-of-Attorney

Signatures

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, Georgia, on this 16 day of October, 2002.

RINTEL PROPERTIES, INC.

By:	/s/ FLOYD G. HOFFMAN

Name: Floyd G. Hoffman
Title: Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LARRY E. WORKMAN* Larry E. Workman	President (Principal Executive Officer)	October 16, 2002

/s/ JOAN L. DOBRZYNSKI* Joan L. Dobrzynski	Treasurer and Assistant Secretary (Principal Financial Officer)	October 16, 2002

/s/ JERRY RAKUNAS* Jerry Rakunas	Director	October 16, 2002

/s/ JEANNE MAYNARD* Jeanne Maynard	Director	October 16, 2002

/s/ MILDRED F. SMITH* Mildred F. Smith	Director	October 16, 2002

/s/ MARIETTA EDMUNDS ZAKAS Marietta Edmunds Zakas	Vice President (Principal Accounting Officer)	October 16, 2002

* /s/ CHRISTOPHER M. CHAMPION Christopher M. Champion
Power-of-Attorney

Signatures

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, Georgia, on this 16 day of October, 2002.

RUSSELL APPAREL LLC

By:	/s/ STEVE R. FOREHAND

Name: Steve R. Forehand
Title: Manager

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEVE R. FOREHAND* Steve R. Forehand	Manager (Principal Accounting Officer)	October 16, 2002

/s/ LARRY E. WORKMAN* Larry E. Workman	Manager (Principal Financial Officer)	October 16, 2002

/s/ CHRISTOPHER M. CHAMPION Christopher M. Champion	Manager	October 16, 2002

/s/ FLOYD G. HOFFMAN* Floyd G. Hoffman	Manager (Principal Executive Officer)	October 16, 2002

*/s/ CHRISTOPHER M. CHAMPION Christopher M. Champion Power-of-Attorney

Signatures

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, Georgia, on this 16 day of October, 2002.

RUSSELL ASSET MANAGEMENT, INC.

By:	/s/ FLOYD G. HOFFMAN

Name: Floyd G. Hoffman
Title: Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEVE R. FOREHAND* Steve R. Forehand	President (Principal Executive Officer)	October 16, 2002

/s/ LINDA BUBACZ* Linda Bubacz	Treasurer and Assistant Secretary (Principal Financial Officer)	October 16, 2002

/s/ JERRY RAKUNAS* Jerry Rakunas	Director	October 16, 2002

/s/ JEANNE MAYNARD* Jeanne Maynard	Director	October 16, 2002

/s/ FRANCIS B. JACOBS, II* Francis B. Jacobs, II	Director	October 16, 2002

/s/ MARIETTA EDMUNDS ZAKAS Marietta Edmunds Zakas	Vice President (Principal Accounting Officer)	October 16, 2002

*/s/ CHRISTOPHER M. CHAMPION Christopher M. Champion Power-of-Attorney

Signatures

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, Georgia, on this 16 day of October, 2002.

RUSSELL CO-OP, LLC

By:	/s/ CHRISTOPHER M. CHAMPION

Name: Christopher M. Champion
Title: Authorized Signatory for Russell
Corporation, Member and Patron

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacity and on the date indicated.

Signature	Title	Date

/s/ CHRISTOPHER M. CHAMPION Christopher M. Champion	Authorized Signatory for Russell Corporation, Member and Patron (Principal Accounting Officer)	October 16, 2002

/s/ FLOYD G. HOFFMAN Floyd G. Hoffman	Authorized Signatory for Russell Corporation, Member and Patron (Principal Executive Officer)	October 16, 2002

/s/ MARIETTA EDMUNDS ZAKAS Marietta Edmunds Zakas	Authorized Signatory for Russell Corporation, Member and Patron (Principal Financial Officer)	October 16, 2002

Signatures

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, Georgia, on this 16 day of October, 2002.

RUSSELL FINANCIAL SERVICES, INC.

By:	/s/ STEVE R. FOREHAND

Name: Steve R. Forehand
Title: President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEVE R. FOREHAND * Steve R. Forehand	President (Principal Executive Officer)	October 16, 2002

/s/ CHRISTOPHER M. CHAMPION Christopher M. Champion	Secretary and Treasurer (Principal Financial Officer)	October 16, 2002

/s/ JERRY RAKUNAS * Jerry Rakunas	Director	October 16, 2002

/s/ JEANNE MAYNARD * Jeanne Maynard	Director	October 16, 2002

/s/ MILDRED F. SMITH * Mildred F. Smith	Director	October 16, 2002

/s/ ROBERT D. MARTIN Robert D. Martin	Vice President (Principal Accounting Officer)	October 16, 2002

/s/ * CHRISTOPHER M. CHAMPION Christopher M. Champion Power-of-Attorney

Signatures

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, Georgia, on this 16 day of October, 2002.

RUSSELL YARN LLC

By:	/s/ FLOYD G. HOFFMAN

Name: Floyd G. Hoffman
Title: Authorized Signatory for Russell
Corporation, Sole Member

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacity and on the date indicated.

Signature	Title	Date

/s/ FLOYD G. HOFFMAN Floyd G. Hoffman	Authorized Signatory for Russell Corporation, Sole Member (Principal Executive Officer)	October 16, 2002

/s/ STEVE R. FOREHAND Steve R. Forehand	Authorized Signatory for Russell Corporation, Sole Member (Principal Financial Officer)	October 16, 2002

/s/ CHRISTOPHER M. CHAMPION Christopher M. Champion	Authorized Signatory for Russell Corporation, Sole Member (Principal Accounting Officer)	October 16, 2002

EXHIBIT INDEX

Page Number or
Incorporation
Exhibit No.	Description	by Reference to

3.1	Restated Articles of Incorporation.	Exhibit (3a) to Annual Report on Form 10-K for year ended December 29, 2001
3.2	Certificate of Adoption of Resolutions by Board of Directors of Russell Corporation dated October 25, 1989.	Exhibit 4.2 to Current Report on Form 8-K filed September 17, 1999
3.3	Bylaws.	Exhibit (3c) to Annual Report on Form 10-K for year ended December 29, 2001
4.1	Rights Agreement dated as of September 15, 1999 between the Company and SunTrust Bank, Atlanta, Georgia.	Exhibit 4.1 to Current Report on Form 8-K filed on September 17, 1999
4.2	Indenture, dated as of April 18, 2002, among Russell Corporation, the Guarantors party thereto, and Wachovia Bank, National Association, as trustee, relating to the 9.25% Senior Notes due 2010.	Exhibit 4.2 to the Quarterly Report on Form 10-Q filed on May 15, 2002
4.3	Form of 9.25% Senior Exchange Note due 2010 (included in Exhibit 4.2).	Exhibit 4.2 to Quarterly Report on Form 10-Q filed on May 15, 2002
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Russell Corporation, Cross Creek Holdings, Inc., Mossy Oak Apparel Company, Russell Financial Services, Inc., Russell Asset Management Inc. and RINTEL Properties Inc.	Exhibit 5.1 to Registration Statement on Form S-4 filed with the Securities and Exchange Commission on July 26, 2002
5.2	Opinion of Berman O’Connor Mann & Shklov, counsel to Russell Co-Op, LLC.	Exhibit 5.2 to Registration Statement on Form S-4 filed with the Securities and Exchange Commission on July 26, 2002
5.3	Opinion of Bradley Arant Rose & White LLP, special counsel to Russell Corporation, DeSoto Mills, Inc., Russell Apparel LLC and Russell Yarn LLC.	Exhibit 5.3 to Amendment No. 2 to Registration Statement on Form S-4 filed with the Securities and Exchange Commission on October 4, 2002
5.4	Opinion of Alston & Bird LLP, special counsel to Jerzees Apparel, LLC.	Exhibit 5.4 to Amendment No. 2 to Registration Statement on Form S-4 filed with the Securities and Exchange Commission on October 4, 2002
5.5	Opinion of Womble Carlyle Sandridge & Rice, PLLC, counsel to Cross Creek Apparel, LLC.	Exhibit 5.5 to Amendment No. 2 to Registration Statement on Form S-4 filed with the Securities and Exchange Commission on October 4, 2002
5.6	Opinion of Floyd G. Hoffman, Esq., Senior Vice President, Corporate Development, General Counsel and Secretary of Russell Corporation.	Included herein
10.1	Fuel supply contract with Russell Lands, Incorporated dated May 21, 1975.	Exhibit 13(c) to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on June 9, 1976, File No. 002-56574

Page Number or
Incorporation
Exhibit No.	Description	by Reference to

10.2	1987 Stock Option Plan.	Exhibit 1 to Registration Statement on Form S-8 filed with the Securities and Exchange Commission on October 11, 1988, File No. 033-24898
10.3	Russell Corporation 1997 Non-Employee Directors’ Stock Grant, Stock Option and Deferred Compensation Plan.	Exhibit (10f) to Annual on Form 10-K for year ended January 2, 1999
10.4	Amended and Restated Executive Incentive Plan.	Appendix B to Proxy Statement dated March 16, 2000
10.5	Russell Corporation Flexible Deferral Plan.	Exhibit 4(k) to Registration Statement on Form S-8 filed with the Securities and Exchange Commission on October 27, 1999, File No. 333-89765
10.6	First Amendment to the Russell Corporation Flexible Deferral Plan.	Exhibit (10f) to Annual Report on Form 10-K for year ended December 29, 2001
10.7	Russell Corporation 2000 Stock Option Plan.	Exhibit 4(k) to Registration Statement on Form S-8 filed with the Securities and Exchange Commission on February 11, 2000, File No. 333-30238
10.8	Russell Corporation Employee Stock Purchase Plan.	Exhibit 4(k) to Registration Statement on Form S-8 filed with the Securities and Exchange Commission on February 9, 2001, File No. 333-55340
10.9	Amendment No. 1 to the Russell Corporation 2000 Employee Stock Purchase Plan.	Exhibit (10i) to Annual Report on Form 10-K for year ended December 29, 2001
10.10	Russell Corporation 2000 Non-Employee Directors’ Compensation Plan.	Exhibit 4(m) to Registration Statement No. 333-55340
10.11	Amended and Restated Employment Agreement dated April 1, 2001, by and between the Company and John F. Ward.	Exhibit (10m) to Annual Report on Form 10-K for year ended December 30, 2000
10.12	Amended and Restated Executive Deferred Compensation and Buyout Plan dated April 1, 2001, by and between the Company and John F. Ward.	Exhibit (10n) to Annual Report on Form 10-K for year ended December 30, 2000
10.13	Employment Agreement dated November 20, 1998 by and between the Company and Jonathan Letzler.	Exhibit (10n) to Annual Report on Form 10-K for year ended January 1, 2000
10.14	Change-of-Control Employment Agreement dated as of December 19, 2001 by and between the Company and Jonathan Letzler.	Exhibit (10n) to Annual Report on Form 10-K for year ended December 29, 2001
10.15	Russell Corporation Supplemental Executive Retirement Plan dated February 23, 2000.	Exhibit (10p) to Annual Report on Form 10-K for year ended December 30, 2000
10.16	Supply Agreement dated as of December 28, 2001 by and between the Company and Frontier Yarns, LLC.	Exhibit (10p) to Annual Report on Form 10-K for year ended December 29, 2001

Page Number or
Incorporation
Exhibit No.	Description	by Reference to

10.17	Russell Corporation Supplemental Retirement Benefit Plan dated January 24, 1996, as amended through March 28, 2002.	Exhibit (10q) to Annual Report on Form 10-K for year ended December 29, 2001
10.18	Employment Agreement dated September 17, 1999 by and between Russell Corporation and Carol M. Mabe.	Exhibit (10r) to Annual Report on Form 10-K for year ended December 29, 2001
10.19	Employment Agreement dated August 16, 2000 by and between Russell Corporation and Robert D. Martin.	Exhibit (10s) to Annual Report on Form 10-K for year ended December 29, 2001
10.20	Registration Rights Agreement dated April 18, 2002 by and among Russell Corporation, the subsidiary guarantors listed therein, J.P. Morgan Securities Inc., Fleet Securities, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, SunTrust Capital Markets, Inc. and First Union Securities, Inc.	Exhibit 4.3 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 15, 2002
10.21	Form of Change of Control Agreement with Robert D. Martin, Floyd G. Hoffman and Joseph R. Pinkston III.	Exhibit 10.1 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2002
10.22	Form of Change of Control Agreement with certain other management of the Company or its subsidiaries.	Exhibit 10.2 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2002
12.1	Statement regarding the computation of ratio of earnings to fixed charges for Russell Corporation.	Exhibit 12.1 to Amendment No. 1 to Registration Statement on Form S-4 filed with the Securities and Exchange Commission on September 13, 2002
21.1	Subsidiaries of Russell Corporation.	Exhibit 21.1 to Registration Statement on Form S-4 filed on July 26, 2002
23.1	Consent of Ernst & Young LLP.	Exhibit 23.1 to Amendment No. 2 to Registration Statement on Form S-4 filed with the Securities and Exchange Commission on October 4, 2002
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP.	Included in Exhibit 5.1
23.3	Consent of Berman O’Connor Mann & Shklov.	Included in Exhibit 5.2
23.4	Consent of Bradley Arant Rose & White LLP.	Included in Exhibit 5.3
23.5	Consent of Alston & Bird LLP.	Included in Exhibit 5.4
23.6	Consent of Womble Carlyle Sandridge & Rice, PLLC.	Included in Exhibit 5.5
23.7	Consent of Floyd G. Hoffman, Esq.	Included in Exhibit 5.6
25.1	Statement of Eligibility and Qualification on Form T-1 of Wachovia Bank, National Association, as trustee under the Indenture for the 9.25% Senior Notes due 2010.	Exhibit 25.1 to Registration Statement on Form S-4 filed with the Securities and Exchange Commission on July 26, 2002

Page Number or
Incorporation
Exhibit No.	Description	by Reference to

99.1	Form of Letter of Transmittal.	Exhibit 99.1 to Registration Statement on Form S-4 filed with the Securities and Exchange Commission on July 26, 2002
99.2	Form of Notice of Guaranteed Delivery.	Exhibit 99.2 to Registration Statement on Form S-4 filed with the Securities and Exchange Commission on July 26, 2002
99.3	Form of Letter to Clients.	Exhibit 99.3 to Registration Statement on Form S-4 filed with the Securities and Exchange Commission on July 26, 2002
99.4	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.	Exhibit 99.4 to Registration Statement on Form S-4 filed with the Securities and Exchange Commission on July 26, 2002